Exhibit 10.4

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT between Greg Manning and Company, Effective as of July 1, 1999

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), made as of this 29th day of September 1999 and effective as of July 1, 1999, by and between Greg Manning Auctions, Inc., a New York corporation having its principal office at 775 Passaic Avenue, West Caldwell, New Jersey 07006 (the "Company"), and Greg Manning, [address omitted] (the "Executive").

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of May 14, 1993, as amended by an amendment effective as of June 30, 1995 and by a second amendment effective as of July 1, 1997 (the "Agreement");

WHEREAS, the Company and the Executive desire to amend the Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, desiring to be legally bound, hereby agree as follows:

1. Paragraph 1 of the Agreement is hereby amended to extend the term of the Agreement to June 30, 2000 (subject to earlier termination as provided in the Agreement).

2.Paragraph 3(a) of the Agreement is hereby amended to delete the first sentence thereof and insert in lieu thereof the following:

         (a) For the full, prompt and faithful performance of all of his duties and services hereunder, the Company shall pay the Executive an annual base salary of $300,000 per year for the period of his employment hereunder.

3   All capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Agreement.

4.This Amendment shall be effective for all purposes as of July 1, 1999. Except as hereby amended, all the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GREG MANNING AUCTIONS, INC.


  /s/ Greg Manning